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                                 EXHIBIT NO. 5

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                                  May 30, 1996



Board of Directors
Trans World Airlines, Inc.
One City Centre
515 N. Sixth Street
St. Louis, Missouri 63101


Re: Trans World Airlines, Inc. Registration Statement on Form S-8 for the 401(k) Plan for Pilots of Trans World Airlines, Inc., No. 33-____________

Gentlemen:

         In connection with the registration of 1,500,000 shares of the Common Stock, par value $.01 (the "Securities") of Trans World Airlines, Inc. (the "Company") issuable under the Company's 401(k) Plan for Pilots of Trans World Airlines, Inc. and participation interests with respect thereto, we have examined the following:

         1. A copy of Registration Statement No. 33-____________ to be filed with the Securities and Exchange Commission on or about May 30, 1996, and the Exhibits to be filed with and as a part of said Registration Statement;

         2. A copy of the Second Amended and Restated Certificate of Incorporation of the Company and an amendment thereto as referred to in said Registration Statement;

         3. A copy of the Second Amended and Restated By-Laws of the Company as referred to in said Registration Statement;

         4. Copies of the minutes of meetings of the Board of Directors of the Company or committees thereof, deemed by us to be relevant to this opinion.

Further in connection with this matter, we have reviewed certain of the Company's proceedings with respect to the authorization of the issuance of such Securities and with respect to the filing of said Registration Statement.

         Based on the foregoing, it is our opinion that:

          (i) the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

          (ii) the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

         (iii) the issuance and sale of the Securities has been duly and validly authorized; and

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Board of Directors
May 30, 1996
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         (iv)   the shares of Common Stock of the Company when issued will be fully paid, non-assessable and free of preemptive rights.

         We consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement on Form S-8. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                   Very truly yours,

                                                   SMITH, GAMBRELL & RUSSELL


                                                   /s/ Howard E. Turner
                                                   -------------------------
                                                   Howard E. Turner

HET/lrm